UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2005

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-9273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North
Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.                                          Regulation FD Disclosure

On November 9, 2005, the Company announced that its Board of Directors has authorized the Company to repurchase up to $2,000,000 of its common stock.  This repurchase program supercedes the Board’s previous stock purchase authorizations, under which $1,672,034 remained available for repurchase as of November 8, 2005.

Stock repurchases under the new program may be made through open market or privately negotiated transactions at times and in such amounts as management deems appropriate.  The timing and actual number of shares repurchased will depend on prevailing market conditions and other factors.  The repurchase program may be suspended or discontinued at any time.

MOCON issued a press release announcing the new repurchase authorization.  A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by MOCON, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued November 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: November 9, 2005	By:	/s/ Dane D. Anderson
Dane D. Anderson
Vice President and Chief Financial Officer

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release issued November 9, 2005	Filed herewith